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                                  EXHIBIT 99.2
                                     PROXY

                                 BANCWARE, INC.

              SPECIAL MEETING OF SHAREHOLDERS - DECEMBER 12, 1997

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 BANCWARE, INC.

     The undersigned hereby constitutes and appoints William E. Popp and M.I. Mandalinci and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Special Meeting of Shareholders of BancWare, Inc. ("BancWare") to be held on December 12, 1997, and at any postponement or adjournment thereof, and to vote all of the shares of BancWare which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

PROPOSAL 2.    [_] FOR       [_] AGAINST       [_] ABSTAIN   the proposal to
approve the Agreement and Plan of Reorganization, dated September 22, 1997 (the "Reorganization Agreement"), among SunGard Data Systems Inc. ("SunGard"), BWI Acquisition Inc., a wholly owned subsidiary of SunGard ("Newco"), BancWare, William E. Popp ("Popp"), Douglas Drane ("Drane") and M.I. Mandalinci ("Mandalinci"), and the related Agreement and Plan of Merger, dated September 22, 1997 (the "Merger Agreement"), among SunGard, Newco and BancWare, pursuant to which (a) Newco would be merged with and into BancWare (the "Merger"), with BancWare surviving the Merger under the name BancWare, Inc. and (b) BancWare shareholders (other than shareholders who perfect dissenter's rights) would receive, subject to adjustment under certain circumstances, an aggregate of up to 360,000 shares of common stock, $0.01 par value per share, of SunGard, to be allocated among the holders of BancWare Stock, all as more fully described in the accompanying Proxy Statement-Prospectus; and

PROPOSAL 2. To consider such other matters as may properly be brought before the meeting or any adjournments or postponements thereof.

                  (continued and to be signed on reverse side)
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     THIS PROXY WILL BE VOTED AS DIRECTED.  IF NO DIRECTIONS TO THE CONTRARY ARE
INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR THE APPROVAL OF PROPOSAL 1.

     BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS.

     The undersigned hereby acknowledges receipt of Notice of BancWare's 1997 Special Meeting of Shareholders and the Proxy Statement-Prospectus relating thereto.

                            DATE:                         , 1997
                                 -------------------------
                                 (Please date this Proxy)

ORGANIZATION/TRUST SIGNATURE:              INDIVIDUAL SIGNATURE:

------------------------------------       --------------------------------
Print Name of Stockholder                  Print Name of Stockholder(s)

By:
   ---------------------------------       --------------------------------
     Signature                                  Signature

------------------------------------       --------------------------------
Print Name and Title of Person Signing          Signature



                              It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.



PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE
                                PAID ENVELOPE.